UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 11, 2022

United Bankshares, Inc.

(Exact name of registrant as specified in its charter)

West Virginia	No. 002-86947	55-0641179
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 United Center 500 Virginia Street, East
Charleston, West Virginia 25301
(Address of Principal Executive Offices)

(304) 424-8800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $2.50 per share	UBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 11, 2022, the Board of Directors of United Bankshares, Inc. (“United” or the “Company”) approved amendments to the Company’s Bylaws to reflect the Company’s new organizational structure approved by the Board of Directors on February 28, 2022. The Board of Directors also amended the Bylaws to update the procedures to conduct shareholders’ meetings by remote communication based on recent amendments to the West Virginia Corporate Code.

The Company’s Bylaws, as amended and restated, are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 11, 2022, the Company held its virtual Annual Meeting of Shareholders (the “Meeting”). At the Meeting, shareholders voted on the following three matters outlined in the Company’s proxy statement (the “Proxy Statement”): (1) to elect fifteen (15) persons to serve as directors of the Company for a one-year term expiring at the 2023 Annual Meeting; (2) to ratify the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2022; and (3) to approve, on an advisory basis, the compensation of United’s named executive officers. The matters are described in detail in the Proxy Statement mailed to shareholders on or about April 1, 2022. The shareholders elected each of the fifteen (15) persons listed below as directors of the Company for a one-year term expiring at the 2023 Annual Meeting; ratified the selection of Ernst & Young LLP, as the independent registered public accounting firm for the fiscal year ending December 31, 2022; and approved, on an advisory basis, the compensation of United’s named executive officers. The voting results for the matters appear below.

Proposal 1. Election of Directors:

	Votes For	Votes Withheld	Abstentions	Broker Non-Votes	Votes Uncast
Richard M. Adams	100,094,524	2,459,391	—	17,715,382	276,216
Richard M. Adams, Jr.	101,104,674	1,449,241	—	17,715,382	276,216
Charles L. Capito, Jr.	101,981,779	572,136	—	17,715,382	276,216
Peter A. Converse	100,317,747	2,236,168	—	17,715,382	276,216
Michael P. Fitzgerald	99,216,292	3,337,623	—	17,715,382	276,216
Dr. Patrice A. Harris	100,849,315	1,704,600	—	17,715,382	276,216
Diana Lewis Jackson	102,148,653	405,262	—	17,715,382	276,216
J. Paul McNamara	98,990,594	3,563,321	—	17,715,382	276,216
Mark R. Nesselroad	100,095,096	2,458,819	—	17,715,382	276,216
Jerold L. Rexroad	99,239,101	3,314,814	—	17,715,382	276,216
Lacy I. Rice, III	102,139,594	414,321	—	17,715,382	276,216
Albert H. Small, Jr.	102,043,766	510,149	—	17,715,382	276,216
Mary K. Weddle	99,725,514	2,828,401	—	17,715,382	276,216
Gary G. White	99,277,613	3,276,302	—	17,715,382	276,216
P. Clinton Winter	99,227,816	3,326,099	—	17,715,382	276,216

Proposal 2. Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

For	Against	Abstentions	Broker Non-Votes	Votes Uncast
117,575,380	2,760,249	209,884	—	—

Proposal 3. Approval, on an advisory basis, the compensation of United’s named executive officers:

For	Against	Abstentions	Broker Non-Votes	Votes Uncast
100,018,296	2,157,798	653,551	17,715,382	486

Section 8 – Other Events

Item 8.01. Other Events

At its May 11, 2022 meeting, the Board of Directors of the Company approved a new plan to repurchase up to 4.75 million shares of United’s common stock (the “2022 Plan”) on the open market at prevailing prices. The repurchases will be subject to applicable laws of the states and applicable securities rules and regulations promulgated pursuant to the laws of the United States, including, but not limited to, Rule 10b-5 and Rule 10b-18 of the U.S. Securities and Exchange Commission. The 2022 Plan replaces the prior repurchase plan approved by the Company’s Board of Directors in October of 2019 (the “2019 Plan”).

From April 1, 2022 through May 11, 2022, United purchased 1,170,000 shares of its common stock under the 2019 Plan at a weighted average price of $34.32.

The 2022 Plan does not obligate the Company to purchase any particular number of shares of common stock during any period. The timing, price and quantity of purchases under the 2022 Plan will be at the discretion of management and the 2022 Plan may be discontinued, suspended or restarted at any time depending on the facts and circumstances. United’s management believes the 2022 Plan, depending upon market and business conditions, will provide capital management opportunities and build value for the Company’s shareholders. Shares repurchased under the 2022 Plan will be available to fund employee benefit programs as well as for a variety of other corporate purposes, including potential acquisitions.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)    The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description

3.1	Restated Bylaws of United Bankshares, Inc

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED BANKSHARES, INC.

Date: May 17, 2022	By:	/s/ W. Mark Tatterson
W. Mark Tatterson, Executive Vice
President and Chief Financial Officer